EXHIBIT 99

                                  PRESS RELEASE



FOR INFORMATION AT COAL CITY CORPORATION OR MANUFACTURERS BANK CONTACT:
MITCHELL FEIGER - PRESIDENT (773) 292- 6271
DONNA ADAM - CONTROLLER (773) 292-6280



FOR IMMEDIATE RELEASE


      COAL CITY CORP. REPORTS 1998 THIRD QUARTER NET INCOME OF $1.1 MILLION


CHICAGO, OCTOBER 31, 1998 - COAL CITY CORPORATION, the holding company for Manufacturers Bank, announced today third quarter net income of $1.1 million. In 1997, Coal City Corporation had third quarter net income of $0.8 million. In 1997, the Company had higher operating expenses related to the purchase of U.S. Bancorp, Inc. and higher intangible amortization expenses. Basic earnings per share for the most recent quarter were $12.73 compared to $10.36 for the same quarter last year.

For the nine months ended September 30, 1998 the Company earned $5.8 million or $100.91 per share compared to $2.6 million, or $46.70 for the same period in 1997. The 1998 results include a $4.1 million pretax gain on the sale of Coal City National Bank in January 1998. Net income improved in 1998 due to growth in the Company's core banking businesses and as a result of the purchase of U.S. Bancorp in May 1997.

Mitchell Feiger, President, said, "We are delighted with the steady improvement of our financial results and contribution from our U.S. Bancorp acquisition. We are especially pleased about the strong growth of our Business Banking line of business. More and more small and midsize businesses in the Chicago area are learning of our terrific ability to meet their banking needs."


RESULTS OF OPERATION

The Company had net income of $1.1 million for the third quarter of 1998 compared to $0.8 million for the quarter ended September 30, 1997. Net interest income remained flat at $7.1 million for the third quarters of 1998 and 1997, however third quarter 1997 net interest income included $1.4 million from Coal City National Bank. Coal City National Bank was sold in January 1998.

Non-interest income decreased $0.3 million to $1.3 million for the quarter ended September 30, 1998 from $1.6 million for the same period in 1997. This decrease was primarily due to the sale of Coal City National Bank and lower loan fees.

Non-interest expense decreased from $7.3 million in the third quarter of 1997 to $6.4 million in the third quarter 1998. The decrease is attributable to the sale of Coal City National Bank, cost savings associated with the consolidation of U.S. Bancorp into Manufacturers Bank in September 1997, and lower intangible amortization expenses.

NET INTEREST MARGIN

The following table sets forth a summary of the Company's net interest income, average earning assets and net interest margin (dollar amounts in thousands):


                              FOR THE THREE MONTHS ENDED             FOR THE NINE MONTHS ENDED
                              --------------------------             -------------------------
                           SEPT. 30, 1998    SEPT. 30, 1997        SEPT. 30, 1998    SEPT. 30, 1997
                           --------------    --------------        --------------    --------------
Net interest income          $     7,062      $     7,091           $    20,892        $    19,003
Average earning assets       $   788,593      $   717,879           $   746,290        $   625,306
Net interest margin (1)             3.57%            3.95%                 3.76%              4.10%
Net interest margin                 3.55%            3.92%                 3.74%              4.06%

(1) Net interest margin is presented on a fully tax equivalent basis assuming a 34% tax rate.

The Company's net interest income remained flat at $7.1 million for the quarters ended September 30, 1997 and 1998. For the nine months ended September 30, 1998, net interest income is up $1.9 million to $20.9 million from $19.0 million during the same period in 1997. The increase in net interest income resulted from an increase in interest income of $5.7 million, or 15.4%, partially offset by an increase in interest expense of $3.8 million, or 21.1%. Interest income increased due to a $121.0 million, or 19.3% increase in average interest earning assets while interest expense rose as a result of a $99.9 million, or 18.8% increase in average interest bearing liabilities. Much of the increase is due to the purchase of U.S. Bancorp in May 1997 with averages and related income included from the purchase date forward offset by the effect of the sale of Coal City National Bank. The remaining increase is due to growth in the Company's core banking businesses.

Although net interest income has increased in 1998, the net interest margin has decreased from 4.06% for the nine months ended September 30, 1997 to 3.74% for the same period in 1998. This decrease is due to increased leverage in the Company's balance sheet as a result of the purchase of certain additional U.S. Treasury investments and the addition of certain repurchase agreements used to fund those investments.


NON-INTEREST INCOME

Non-interest income decreased $0.3 million to $1.3 million for the quarter ended September 30, 1998 from $1.6 million for the same period in 1997. This decrease was primarily due to the sale of Coal City National Bank and lower loan fees.

For the first nine months of 1998, non-interest income increased $4.8 million with $4.1 million of the increase attributable to the gain resulting from the sale of Coal City National Bank in January 1998. $0.3 million of the increase is related to the Company's leasing business.


NON-INTEREST EXPENSE

Non-interest expense decreased from $7.3 million in the third quarter of 1997 to $6.4 million in the third quarter 1998. The decrease is attributable to cost savings associated with the consolidation of U.S. Bancorp into Manufacturers
Bank in September 1997, the sale of Coal City National Bank, and lower intangible amortization expenses.

For the first nine months of 1998, non-interest expense increased $2.2 million to $19.6 million from $17.4 million for the nine months of 1997. This increase occurred due to the purchase of U. S. Bancorp in May

1997, as expenses for U. S. Bancorp for the first four months of 1997 are not included in the Company's financial statements for 1997.


BALANCE SHEET

Total assets were $824.3 million at September 30, 1998 compared to $787.1 million at September 30, 1997 and $802.7 million at December 31, 1997. The increase from September 1997 to December 1997 was primarily due to an increase in federal funds sold and U.S. Treasury securities of $14.2 million with a related increase in deposit accounts of $15.7 million. The increase in total assets at September 30, 1998 was due to an increase of U.S. Treasury securities of $49.5 million offsetting a decline caused by the sale Coal City National Bank. Short-term borrowings increased to fund the increase in U.S. Treasuries. Net loans increased $13.6 million from $518.5 million at September 30, 1997 to $532.1 million at September 30, 1998 due to strong loan demand offsetting a reduction caused by the sale of Coal City National Bank. Total deposits decreased from $668.3 million at the period ended September 30, 1997 to $634.6 million at September 30, 1998 also due to the sale of Coal City National Bank. Additionally, in July 1998 the Company issued $25.0 million in Capital Obligated Mandatorily Redeemable Capital Securities and retired $10.0 million of Corporation Obligated Mandatorily Redeemable Preferred Securities issued in 1997.

The risk-based total capital ratio of 12.00%, the Tier 1 capital to risk-weighted assets ratio of 7.41%, and the Tier 1 capital to average asset ratio of 5.22% at September 30, 1998. The FDIC has categorized the bank subsidiary as "Well-Capitalized" at September 30, 1998.

As of September 30, 1998, the Company's book value per share was $963, compared to $852 at December 31, 1997 and $834 at September 30, 1997.


ASSET QUALITY

The following table presents a summary of non-performing assets as of the dates indicated (dollars in thousands):

                                               AT SEPT. 30, 1998        AT DEC. 31, 1997     AT SEPT. 30, 1997
                                               -----------------        ----------------     -----------------
Non-accruing loans                                  $ 6,798                 $ 9,879              $ 9,487
Loans 90 days or more past due, still
 accruing interest                                       27                       2                   55
                                                    -------                 -------              -------

Total non-performing loans                            6,825                   9,881                9,542
Other real estate owned                                 409                   3,726                3,289
                                                    -------                 -------              -------

Total non-performing assets                         $ 7,234                 $13,607              $12,831
                                                    =======                 =======              =======

Total non-performing loans to total loans              1.27%                   1.87%                1.81%
Total non-performing loans to total assets             0.83%                   1.23%                1.21%

A reconciliation of the activity of the Company's allowance for loan losses follows (dollars in thousands):


                                            FOR THE THREE MONTHS ENDED           FOR THE NINE MONTHS ENDED
                                            --------------------------           -------------------------
                                         SEPT. 30, 1998    SEPT. 30, 1997    SEPT. 30, 1998    SEPT. 30, 1997
                                         --------------    --------------    --------------    --------------

Balance at beginning of period            $   7,014          $   7,590         $   7,922          $   4,692
Decrease from sale of subsidiary                                                    (399)
Additions resulting from acquisitions                                                                 2,574
Provision for loan losses                       188                212               563                582
Charge-offs                                      (1)                (6)             (995)               (63)
Recoveries                                       44                 14               154                 25
                                          ---------          ---------         ---------          ---------
Balance at September 30                   $   7,245          $   7,810         $   7,245          $   7,810
                                          =========          =========         =========          =========

Loans at September 30                     $ 539,355          $ 526,302         $ 539,355          $ 526,302

Ratio of allowance to total loans              1.34%              1.48%              1.34%              1.48%


For the three months ended September 30, 1998 and 1997, there were net recoveries of $43 thousand and $8 thousand respectively. Net charge-offs were $841 thousand for the nine months ended September 30, 1998 compared to $38 thousand for 1997. This increase was primarily due to loans acquired with the purchase of U.S. Bancorp in 1997.

The Company maintains its allowance for loan losses at a level that management believes will be adequate to absorb estimated losses on existing loans, based on an evaluation of the collectibility of loans and prior loss experience. In January 1998, Coal City National Bank was sold, reducing the allowance for loan losses by $399 thousand. In 1997, $2.6 million was added to the allowance with the purchase of U.S. Bancorp.


                                TABLES TO FOLLOW

COAL CITY CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(STATEMENT AMOUNTS IN THOUSANDS EXCEPT EARNINGS PER SHARE)


                                                                 THREE MONTHS ENDED SEPTEMBER 30,  NINE MONTHS ENDED SEPTEMBER 30,
                                                                       1998           1997              1998           1997
                                                                 --------------------------------  -------------------------------
Interest Income:
     Loans                                                           $ 11,232       $ 11,120          $ 33,483       $ 29,674
     Investment securities:
         Taxable                                                        3,307          2,516             8,615          6,144
         Nontaxable                                                        72            118               225            373
     Federal funds sold                                                   333            376               542            963
                                                                     --------       --------          --------       --------
         TOTAL INTEREST INCOME                                         14,944         14,130            42,865         37,154
                                                                     --------       --------          --------       --------

Interest expense on:
     Deposits                                                           5,619          6,012            16,822         15,647
     Short-term borrowings                                              1,624            390             3,435            958
     Long-term borrowings                                                 639            637             1,716          1,546
                                                                     --------       --------          --------       --------
         TOTAL INTEREST EXPENSE                                         7,882          7,039            21,973         18,151
                                                                     --------       --------          --------       --------

NET INTEREST INCOME                                                     7,062          7,091            20,892         19,003

Provision for loan losses                                                 188            212               563            582
                                                                     --------       --------          --------       --------

         NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES            6,874          6,879            20,329         18,421
                                                                     --------       --------          --------       --------

Other income:
     Service fees                                                         867          1,221             2,637          2,572
     Lease financing, net                                                 285            210             1,189            869
     Net gains on sale of securities available for sale                    21            104                36            138
     Gain on sale of Coal City National Bank                               --             --             4,099             --
     Other operating income                                               120             80               598            229
                                                                     --------       --------          --------       --------
                                                                        1,293          1,615             8,559          3,808
                                                                     --------       --------          --------       --------

Other expense:
     Salaries and employee benefits                                     3,102          3,408             9,833          8,534
     Occupancy and equipment expenses                                     973            905             2,852          1,973
     Intangible amortization expense                                      808          1,044             2,429          2,281
     Other operating expenses                                           1,506          1,946             4,481          4,583
                                                                     --------       --------          --------       --------
                                                                        6,389          7,303            19,595         17,371
                                                                     --------       --------          --------       --------

         INCOME BEFORE INCOME TAXES AND MINORITY INTEREST               1,778          1,191             9,293          4,858

Applicable income taxes                                                   695            350             3,395          1,873
                                                                     --------       --------          --------       --------

         INCOME BEFORE MINORITY INTEREST                                1,083            841             5,898          2,985

Minority interest                                                         (27)           (50)              (82)          (386)
                                                                     --------       --------          --------       --------
         NET INCOME                                                     1,056            791             5,816          2,599

Other comprehensive income, unrealized
     securities gains (losses), net of income taxes                       679            115               554            (22)
                                                                     --------       --------          --------       --------
         COMPREHENSIVE INCOME                                        $  1,735       $    906          $  6,370       $  2,577
                                                                     ========       ========          ========       ========

         NET INCOME                                                  $  1,056       $    791          $  5,816       $  2,599

Preferred stock dividend                                                  433            276               867            276
                                                                     --------       --------          --------       --------

         NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                 $    623       $    515          $  4,949       $  2,323
                                                                     ========       ========          ========       ========

Basic earnings per common share                                      $  12.73       $  10.36          $ 100.91       $  46.70
Diluted earnings per common share                                    $  12.73       $  10.36          $ 100.91       $  46.70
Weighted average common shares outstanding                             48,957         49,707            49,042         49,746

COAL CITY CORPORATION

CONSOLIDATED BALANCE SHEETS
(STATEMENT AMOUNTS IN THOUSANDS)


                                                                                        SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,
ASSETS                                                                                       1998          1997            1997
                                                                                        -------------   ------------   -------------
Cash and due from banks                                                                   $ 19,445      $ 36,302        $ 32,926
Investment securities:
     Securities available for sale                                                         184,138       136,685         145,984
     Securities held to maturity (fair value of $10,309 at September 30, 1998,               9,884         5,242           8,832
         $5,679 at December 31, 1997 and $9,263 at September 30, 1997)
Stock in Federal Home Loan Bank                                                              2,239           615             615
Federal funds sold                                                                          16,700        37,400          13,900
Loans (net of allowance for loan losses of $7,245 at September 30, 1998,                   532,110       519,399         518,492
     $7,922 at December 31, 1997 and $7,810 at September 30, 1997)
Lease investments, net                                                                      20,971        22,887          20,702
Premises and equipment, net                                                                 11,509        11,045          10,770
Other assets                                                                                 7,848        10,703          11,042
Intangibles, net                                                                            19,439        22,418          23,867
                                                                                          --------      --------        --------

                  TOTAL ASSETS                                                            $824,283      $802,696        $787,130
                                                                                          ========      ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY


     Deposits:
         Noninterest bearing                                                              $121,815      $131,064        $125,557
         Interest bearing                                                                  512,773       552,996         542,768
                                                                                          --------      --------        --------
                  TOTAL DEPOSITS                                                           634,588       684,060         668,325
Short-term borrowings                                                                       84,494        18,013          16,371
Long-term borrowings                                                                         9,510        22,415          21,505
Other liabilities                                                                           11,969        12,261          12,630
                                                                                          --------      --------        --------
                  TOTAL LIABILITIES                                                        740,561       736,749         718,831
                                                                                          --------      --------        --------

Minority Interest in Subsidiary                                                              1,367         3,421           6,651
                                                                                          --------      --------        --------

Corporation Obligated Mandatorily Redeemable Preferred Securities of
     Subsidiary Trust Holding Solely Junior Subordinated Debentures                             --        10,000          10,000
                                                                                          --------      --------        --------

Corporation Obligated Mandatorily Redeemable Capital Securities of
     Subsidiary Trust Holding Solely Junior Subordinated Debentures                         25,000            --              --
                                                                                          --------      --------        --------

Stockholders' Equity
     Preferred stock, Class B, $150,000 par value; authorized 100 shares;
         issued 68 shares                                                                   10,200        10,200          10,200
     Common stock, no par value, $10 stated value; authorized 200,000 shares;
         issued September 30, 1998 48,957 shares; December 31, 1997                            490           497             497
         49,707 shares; September 30, 1997 49,707 shares)
     Additional paid-in capital                                                             23,779        24,446          24,446
     Retained earnings                                                                      22,011        17,062          16,212
     Accumulated other comprehensive income                                                    875           321             293
                                                                                          --------      --------        --------
                  TOTAL STOCKHOLDERS' EQUITY                                                57,355        52,526          51,648
                                                                                          --------      --------        --------

                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $824,283      $802,696        $787,130
                                                                                          ========      ========        ========


COAL CITY CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL RATIOS
(UNAUDITED)


                                                            AT OR FOR THE THREE MONTHS ENDED       AT OR FOR THE NINE MONTHS ENDED
                                                            --------------------------------       -------------------------------

                                                           SEPT. 30, 1998       SEPT. 30, 1997    SEPT. 30, 1998      SEPT. 30, 1997
                                                           --------------       --------------    --------------      --------------
PERFORMANCE RATIOS:

     Return on average assets                                    0.50%               0.42%              0.95%             0.57%

     Return on average equity                                    7.36                6.23              14.27              7.97

     Net interest rate spread                                    2.82                3.26               3.04              3.41

     Net interest margin                                         3.57                3.95               3.76              4.10

     Non-interest expense to average assets                      0.74                0.91               2.37              2.48

      Average interest-earning assets to
         average interest-bearing liabilities                  118.89              117.83             118.49            117.99

     Net interest income to other expense                      110.53               97.10             106.62            109.39


ASSET QUALITY RATIOS:

     Non-performing loans to total loans                         1.27%               1.81%              1.27%             1.81%

     Non-performing assets to total assets                       0.88                1.63               0.88              1.63

     Allowance for loan losses to total loans                    1.34                1.48               1.34              1.48

     Allowance for loan losses to non-performing loans         106.15               81.85             106.15             81.85


CAPITAL RATIOS:

     Average equity to average assets                            6.59%               6.31%              6.59%             6.23%

     Equity to total assets                                      6.96                6.56               6.96              6.56

     Total capital (to risk-weighted assets)                    12.00               10.14              12.00             10.14

     Tier 1 captial (to risk-weighted assets)                    7.41                7.38               7.41              7.38

     Tier 1 capital (to average assets)                          5.22                5.47               5.22              5.47